EXHIBIT 10.2

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION '.!:HAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

CONVERTIBLE NOTE

FOR VALUE RECEIVED, BARREL ENERGY INC, a Nevada corporation (hereinafter called the "BORROWER"), hereby promises to pay to JAGJIT DHALIWAL (the"HOLDER"), whose address for purposes hereof is,11465 81A Ave Delta, BC V4C 2A7 or his registered assigns or successors in interest, or order, without demand, the sum of Seventy -Fifty Thousand Dollars CAD ($75,000.00), with any accrued and unpaid interest on or before December 31st, 2015 (the "Maturity Date").

The following terms shall apply to this Note:

ARTICLE I
INTEREST

INTEREST RATE. Interest payable on this Note shall accrue at the annual rate of five percent (9.5%) and be payable in arrears on the Maturity Date.

ARTICLE II
AMORTIZATION

PRINCIPAL PAYMENT. The Borrower shall repay the original principal amount of this Note (to the extent such amount has not been converted pursuant to Article III below) , together with interest accrued to date on such portion of the original principal amount not previously paid (collectively the "PRINCIPAL AMOUNT" ), on the Maturity Date.

ARTICLE III
CONVERSION RIGHTS

3.1. CONVERSION INTO THE BORROWER'S COMMON STOCK.

(a) The Holder shall have the right, but not the obligation, during the period from the date hereof until the close of business on December 31st, 2016, to convert all or any portion of the principal portion of this Note and/or interest due and payable into fully paid, non-assessable shares of common stock of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock shall hereafter be changed or reclassified (the "COMMON STOCK") at the conversion price set forth below (the "CONVERSION PRICE").

Upon delivery to the Borrower of Holder's written request for conversion (the date of giving such notice of conversion being a "CONVERSION DATE"), the Borrower shall issue and deliver to the Holder within two business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted and interest, if any, by the Fixed Conversion Price of 0.01 cent share if the conversion takes place within twelve months of issuance. In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to the Principal Amount for the Maturity Date in chronological order. In addition the conversion takes place within twelve months of the issuance date a.bonus will be issued of FIFTY PERCENT of the conversion amount payable in common shares.

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(b) Subject to adjustment as provided in Section 3.l(c)below, the Conversion Price.

(c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion, determined pursuant to Section 3.l(a} and 3.l(b}, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i) Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation (excepting the transaction in process whereby the Borrower will down stream certain operating assets to its consolidated and wholly owned subsidiary) , this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the number of shares of Common Stock the Holder could have acquired immediately prior to such consolidation, merger, sale or conveyance based on the Fixed Conversion Price or the Conversion Price, as the case may be, as of the closing date thereof. It is agreed that the discount on conversion will be 30% off the bid price of common shares traded on the OTC BB. It is also agreed that the minimum price shall be fourteen cents($0.14)per share. The foregoing provision shall apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(ii) Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the number of shares of Common Stock into which the Note would have been convertible immediately prior to such reclassification or other change at the Fixed Conversion Price or the Conversion Price, as the case may be, as of the effective date for such reclassification or change.

(iii) Stock Splits and Combinations. If the shares of Borrower's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Holder of this Note shall not be prejudiced thereby.

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(d) During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note, and shall issue all such conversion shares to the order of an escrow holder designated by Holder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for escrowed shares of Common Stock that shall be due to Holder upon any conversion of all or any portion of this Note.

3.2 METHOD OF CONVERSION. This Note may be converted by the Holder in whole or in part as described in Section 3.l(a)hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

3.3 FURTHER STOCK ISSUANCES. Borrower covenants and agrees that, for so long as any amounts remain due hereunder, it shall not, without Holder's prior written consent (which shall not be unreasonably withheld), make any material change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

ARTICLE IV
EVENT OF DEFAULT

The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

4.1 FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay any installment of principal, interest or other fees when due and such failure continues for a period of fifteen (15)days after the due date.

4.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after written notice to the Borrower from the Holder.

4.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith is false or misleading and can not be cured for a period of thirty (30) days after written notice thereof is received by the Borrower from the Holder.

4.4 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed .

4.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $50,000, and remains unvacated, unbonded or unstayed for a period of thirty (30) days.

4.6 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Borrower.

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4.7 STOP TRADE. An SEC stop trade order or trading suspension of the Common Stock for 5 consecutive days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all market trading.

4.8 FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

If an Event of Default occurs and is continuing, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presenbnent or notice, or grace period, all of which hereby are expressly waived.

ARTICLE V
MISCELLANEOUS

5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during norm.al business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address as set forth on the signature page of this Note, and to the Holder at the address set forth on the first page of this Note for Holder, or at such other address as the Borrower or the Holder may designate by ten days' advance written notice to the other party hereto.

5.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

5.5 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Minnesota or in the federal courts located in the state of Minnesota; provided, however that the Holder may choose to waive this provision and bring an action outside the state of Minnesota. The Borrower agrees to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party their reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conf1ict therewith and sha11 be deemed modified to conform with such statute or ru1e of 1aw. Any such provision which may prove invalid or unenforceable under any 1aw sha11 not affect the va1idity or unenforceability of any other provision of this Note.

5.6 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by app1icab1e law . In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.7 CONSTRUCTION. Each party acknowledges that they participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be reso1ved against the drafting party sha11 not be applied in the interpretation of this Note to favor one party against the other.

5.8 SIGNED FACSIMILE. A signed copy of this document sent by facsimile sha11 be as valid as the original.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 1st day of July 01, 2014.

BARREL ENERGY INC.
A Nevada Corporation

By:

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NOTICE OF CONVERSION

(To be executed by the Holder on or before December 31, 2015, to convert all or any portion of the Note)

The undersigned hereby elects to convert $       of the principal and $       of the interest due on the Note issued by BARREL ENERGY INC, on 2015, into Shares of Common Stock of BARREL ENERGY INC (the "Company"), according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Shares To Be Delivered:

Signature:

Print Name:

Address:

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